EXHIBIT 99.1

Marten Transport Announces Third Quarter Results; Net Income Increases 57.9%

MONDOVI, Wis., Oct. 19, 2010 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN) today reported a 57.9% increase in net income to $5.5 million, or 25 cents per diluted share, for the third quarter ended September 30, 2010, from $3.5 million, or 16 cents per diluted share, for the third quarter of 2009. The third-quarter earnings also improved sequentially from 2010 second-quarter net income of $5.2 million, or 23 cents per diluted share. For the nine-month period of 2010, net income increased to $14.5 million, or 66 cents per diluted share, compared with $12.0 million, or 55 cents per diluted share, for the same nine-month period of 2009.

Operating revenue, consisting of revenue from truckload and logistics operations, was $128.7 million in the third quarter of 2010 compared with $129.4 million in the 2009 quarter. Operating revenue increased to $380.3 million in the nine-month period of 2010 from $377.2 million in the first nine months of 2009. Operating revenue, net of fuel surcharges, decreased 3.4% to $109.8 million in the 2010 quarter from $113.7 million in the 2009 quarter and decreased 3.8% to $325.2 million in the 2010 nine-month period from $338.1 million in the 2009 nine-month period. Operating revenue included fuel surcharges of $18.8 million for the third quarter of 2010, compared with $15.7 million in the 2009 quarter and $55.1 million for the 2010 nine-month period, compared with $39.1 million for the 2009 nine-month period.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 90.9% for the third quarter of 2010 from 94.3% for the third quarter of 2009 and improved to 91.9% for the 2010 nine-month period from 93.7% for the 2009 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, "We continue to be encouraged by our increased profitability. Our transformation into a multi-faceted business model -- the growth of our logistics business and focus on expansion of our regional operations throughout the country -- continues to drive positive results.

"Our logistics revenue continues to expand as a percentage of our revenue. In the third quarter of 2010, our logistics revenue, net of intermodal fuel surcharges, grew $1.1 million over the 2009 quarter, and, for the 2010 nine-month period, grew $7.1 million over the 2009 nine-month period. Our regional operations continue to thrive, contributing to a 13.2% increase in our average truckload revenue, net of fuel surcharges, per tractor per week, in this year's third quarter over last year's third quarter, and a 3.8% increase over this year's second quarter. We have increased our regional operations to 48.2% of our truckload fleet as of September 30, 2010 from 21.7% as of a year earlier.

"As evidence of our confidence that we can deliver long-term, sustainable growth, we paid our first quarterly cash dividend to stockholders in the third quarter of 2010."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the NASDAQ Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company's confidence that it can deliver long-term, sustainable growth. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$4,370	$5,410
Marketable securities	138	118
Receivables:
Trade, net	52,268	45,434
Other	9,472	4,382
Prepaid expenses and other	10,861	12,328
Deferred income taxes	5,727	5,172
Total current assets	82,836	72,844
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	518,072	491,127
Accumulated depreciation	(141,444)	(149,670)
Net property and equipment	376,628	341,457
Other assets	535	537
TOTAL ASSETS	$459,999	$414,838
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Checks issued in excess of cash balances	$587	$1,671
Accounts payable and accrued liabilities	33,748	31,896
Insurance and claims accruals	17,955	19,222
Current maturities of long-term debt	27,066	1,428
Total current liabilities	79,356	54,217
Long-term debt, less current maturities	--	71
Deferred income taxes	90,127	85,643
Total liabilities	169,483	139,931
Stockholders' equity:
Marten Transport, Ltd. stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,934,232 shares at September 30, 2010, and 21,885,073 shares at December 31, 2009, issued and outstanding	219	219
Additional paid-in capital	77,785	76,477
Retained earnings	210,574	196,480
Total Marten Transport, Ltd. stockholders' equity	288,578	273,176
Noncontrolling interest	1,938	1,731
Total stockholders' equity	290,516	274,907
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$459,999	$414,838

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2010	2009	2010	2009

OPERATING REVENUE	$128,674	$129,395	$380,348	$377,154

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	32,767	34,257	97,153	106,118
Purchased transportation	26,275	29,192	80,380	77,877
Fuel and fuel taxes	28,558	26,580	84,318	72,718
Supplies and maintenance	8,276	9,630	25,883	29,006
Depreciation	12,884	13,272	38,533	40,091
Operating taxes and licenses	1,505	1,591	4,584	4,969
Insurance and claims	4,413	5,356	12,249	15,555
Communications and utilities	1,143	1,011	3,010	3,078
Gain on disposition of revenue equipment	(184)	(596)	(812)	(1,595)
Other	3,051	2,566	8,837	8,047

Total operating expenses	118,688	122,859	354,135	355,864

OPERATING INCOME	9,986	6,536	26,213	21,290

NET INTEREST EXPENSE (INCOME)	44	(16)	(36)	19

INCOME BEFORE INCOME TAXES	9,942	6,552	26,249	21,271
Less: Income before income taxes attributable to noncontrolling interest	308	93	365	354

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	9,634	6,459	25,884	20,917

PROVISION FOR INCOME TAXES	4,152	2,987	11,352	8,915

NET INCOME	$5,482	$3,472	$14,532	$12,002

BASIC EARNINGS PER COMMON SHARE	$0.25	$0.16	$0.66	$0.55

DILUTED EARNINGS PER COMMON SHARE	$0.25	$0.16	$0.66	$0.55

DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$--	$0.02	$--

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2010	2009	2010 vs. 2009	2010 vs. 2009
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$81,370	$86,324	$(4,954)	(5.7)%
Truckload fuel surcharge revenue	16,550	13,942	2,608	18.7
Total Truckload revenue	97,920	100,266	(2,346)	(2.3)

Logistics revenue, net of intermodal fuel surcharge revenue	28,457	27,362	1,095	4.0
Intermodal fuel surcharge revenue	2,297	1,767	530	30.0
Total Logistics revenue	30,754	29,129	1,625	5.6

Total operating revenue	$128,674	$129,395	$(721)	(0.6)%

Operating income:
Truckload	$8,326	$5,047	$3,279	65.0%
Logistics	1,660	1,489	171	11.5
Total operating income	$9,986	$6,536	$3,450	52.8%

Operating ratio:
Truckload	91.5%	95.0%		(3.7)%
Logistics	94.6	94.9		(0.3)
Consolidated operating ratio	92.2%	94.9%		(2.8)%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)
			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2010	2009	2010 vs. 2009	2010 vs. 2009
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$242,856	$262,828	$(19,972)	(7.6)%
Truckload fuel surcharge revenue	48,681	35,065	13,616	38.8
Total Truckload revenue	291,537	297,893	(6,356)	(2.1)

Logistics revenue, net of intermodal fuel surcharge revenue	82,364	75,237	7,127	9.5
Intermodal fuel surcharge revenue	6,447	4,024	2,423	60.2
Total Logistics revenue	88,811	79,261	9,550	12.0

Total operating revenue	$380,348	$377,154	$3,194	0.8%

Operating income:
Truckload	$21,759	$16,577	$5,182	31.3%
Logistics	4,454	4,713	(259)	(5.5)
Total operating income	$26,213	$21,290	$4,923	23.1%

Operating ratio:
Truckload	92.5%	94.4%		(2.0)%
Logistics	95.0	94.1		1.0
Consolidated operating ratio	93.1%	94.4%		(1.4)%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Truckload Segment:
Total Truckload revenue (in thousands)	$97,920	$100,266	$291,537	$297,893
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,084	$2,725	$2,953	$2,816
Average tractors(1)	2,007	2,410	2,108	2,393
Average miles per trip	645	728	664	781
Non-revenue miles percentage(2)	10.1%	9.7%	9.5%	9.3%
Total miles - company-employed drivers (in thousands)	47,881	51,818	144,588	156,487
Total miles - independent contractors (in thousands)	3,007	6,120	11,354	18,108

Logistics Segment:
Total Logistics revenue (in thousands)	$30,754	$29,129	$88,811	$79,261
Brokerage:
Marten Transport
Revenue (in thousands)	$9,031	$9,796	$28,695	$25,117
Loads	5,059	5,416	15,854	13,568
MWL
Revenue (in thousands)	$9,185	$8,371	$25,321	$23,363
Loads	5,380	4,775	14,349	13,594
Intermodal:
Revenue (in thousands)	$12,538	$10,962	$34,795	$30,781
Loads	5,332	4,929	14,755	13,238
Average tractors	74	65	67	61

At September 30, 2010 and September 30, 2009:
Total tractors(1)	2,141	2,459
Average age of company tractors (in years)	2.3	2.3
Total trailers	3,896	4,055
Average age of company trailers (in years)	3.0	3.3
Ratio of trailers to tractors(1)	1.8	1.6

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2010	2009	2010	2009

Net cash provided by operating activities	$21,945	$20,595	$45,913	$63,207
Net cash used for investing activities	33,822	20,810	71,309	56,109

Weighted average shares outstanding:
Basic	21,934	21,885	21,920	21,865
Diluted	22,041	21,988	22,023	21,982

(1) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 96 and 205 tractors as of September 30, 2010, and 2009, respectively.

(2) Represents the percentage of miles for which the company is not compensated.

CONTACT:	Marten Transport, Ltd.
Tim Kohl, President
Jim Hinnendael, Chief Financial Officer
715-926-4216

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